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                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: JUNE 1999
DISTRIBUTION DATE: 7/20/99


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                     Per $1,000 of Original
                                                                                                          Class A/Class B
                                                                                                         Certificate Amount
                                                                                                       ----------------------
      (i) Principal Distribution
             Class A Amount                                                     $ 15,292,667.18              $23.275823
             Class B Amount                                                     $    720,596.91              $23.275823

     (ii) Interest Distribution
             Class A Amount                                                     $  1,255,960.19              $ 1.911603
             Class B Amount                                                     $     59,181.37              $ 1.911603

    (iii) Monthly Servicing Fee                                                 $    217,378.77              $ 0.315967
                                                                                ---------------
             Monthly Supplemental Servicing Fee                                 $          0.00              $ 0.000000

             Class A Percentage of the Servicing Fee                            $    207,596.73              $ 0.315967
             Class A Percentage of the Supplemental Servicing Fee               $          0.00              $ 0.000000
             Class B Percentage of the Servicing Fee                            $      9,782.04              $ 0.315967
             Class B Percentage of the Supplemental Servicing Fee               $          0.00

     (iv) Class A Principal Balance (end of Collection Period)                  $233,823,404.50
          Class A Pool Factor (end of Collection Period)                              35.588508%
          Class B Principal Balance (end of Collection Period)                  $ 11,017,857.10
          Class B Pool Factor (end of Collection Period)                              35.588508%

      (v) Pool Balance (end of Collection Period)                               $244,841,261.60

     (vi) Class A Interest Carryover Shortfall                                  $          0.00
          Class A Principal Carryover Shortfall                                 $          0.00
          Class B Interest Carryover Shortfall                                  $          0.00
          Class B Principal Carryover Shortfall                                 $          0.00

    (vii) Amount Otherwise Distributable to the Seller that is
          Distributed to Either the Class A or Class B Certificateholders       $          0.00              $ 0.000000


   (viii) Balance of the Reserve Fund Property (end of Collection Period)
             Class A Amount                                                     $  6,879,784.34
             Class B Amount                                                     $          0.00

     (ix) Aggregate Purchase Amount of Receivables repurchased by
          the Seller or the Servicer                                            $          0.00
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